UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 7, 2019

SharpSpring, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36280	05-0502529
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5001 Celebration Pointe Avenue Gainesville, FL 32608
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (888) 428-9605

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01                   Entry into a Material Definitive Agreement

On March 7, 2019, SharpSpring, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Canaccord Genuity LLC as representative for the several underwriters named therein (the “Underwriters”), relating to the offer and sale to the public (the “Offering”) of (i) 770,000 shares (the “Firm Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”) and (ii) up to an additional 115,500 shares of Common Stock (the “Option Shares”, and together with the Firm Shares, the “Shares”), pursuant to an over-allotment option, exercisable for 30 days, granted to the Underwriters. On March 7, 2019, the Underwriters exercised the over-allotment option in full.

Canaccord Genuity LLC is acting as the sole book-running manager of the Offering. Craig-Hallum Capital Group LLC and Lake Street Capital Markets, LLC are acting as the co-managers of the offering.

Gross proceeds to the Company from the sale of shares of Common Stock in the Offering, including the over-allotment Shares, are expected to be $11,511,500. After deducting underwriting discounts and estimated expenses payable by the Company associated with the Offering, the net proceeds to the Company, including the over-allotment Shares, are expected to be approximately $10,680,810.

Pursuant to the Underwriting Agreement, the Company agreed to sell and issue the Shares at a public offering price of $13.00. The Underwriters will purchase the Shares at a discount of $0.78 per share, representing 6.0% of the public offering price, for an aggregate discount, including with respect to the over-allotment Shares, of $690,690.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

The Offering is made pursuant to a prospectus supplement dated March 7, 2019 and an accompanying base prospectus, which are part of the Company’s “shelf” Registration Statement on Form S-3 (File No. 333-222850), which was declared effective by the Securities and Exchange Commission on February 9, 2018. The Offering is expected to close on or about March 11, 2019, subject to customary closing conditions.

The Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 8.01                        Other Events

On March 7, 2019, the Company issued a press release announcing that it had priced the Offering. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01                        Financial Statements and Exhibits

(d) Exhibits

Exhibit No.                     Description

1.1	Underwriting Agreement, dated March 7, 2019, between the Company and Canaccord Genuity LLC, as representative of the underwriters named therein
5.1	Opinion of Godfrey & Kahn, S.C.
23.1	Consent of Godfrey & Kahn, S.C. (included as part of Exhibit 5.1)
99.1	Press release dated March 7, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPSPRING, INC.

Dated: March 8, 2019	By:	/s/ Bradley M. Stanczak
Bradley M. Stanczak,
Chief Financial Officer